Exhibit 99.4

FORM OF NOTICE OF GUARANTEED DELIVERY:

iBASIS, INC.

Offer To Exchange
6 3/4% Convertible Subordinated Notes due 2009 (CUSIP No. 450732AC6)
For All Of Its Outstanding
5 3/4% Convertible Subordinated Notes due 2005 (CUSIP No. 450732AA0)
Pursuant To The Exchange Offer
Described in the Prospectus Dated May 14, 2004

        This Notice of Guaranteed Delivery or one substantially equivalent must be used to accept the Exchange Offer (as defined below) if the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "Description of the Exchange Offer—Guaranteed Delivery Procedures" in the prospectus dated May 14, 2004 (as amended or supplemented from time to time, the "Prospectus" which, together with the related Letter of Transmittal, constitutes the "Exchange Offer") of iBasis, Inc., a Delaware corporation (the "Company").

The Exchange Agent for the Exchange Offer is:
The Bank of New York

By Registered or Certified Mail or By Overnight Delivery or Hand:
The Bank of New York Reorganization Unit Attn: Duong Nguyen 101 Barclay Street, 7E New York, New York 10286
To Confirm by Telephone: (212) 815-3687	For Information: (212) 815-3687	Facsimile Transmissions: (For Eligible Institutions Only) (212) 298-1915

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

THE FOLLOWING GUARANTEE MUST BE COMPLETED
GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, confirmation of the book-entry transfer of the tendered Existing Notes described below to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, together with any other documents required by the Letter of Transmittal, within three Nasdaq National Market trading days after the date of execution of this Notice of Guaranteed Delivery.

        The undersigned acknowledges that it must deliver the Existing Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Aggregate Principal Amount of Existing Notes Tendered:

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